2001-2002 Long Term Incentive Award Agreement


This Agreement, dated as of January 31, 2001 (the "Agreement") is made by and between Crompton Corporation (the "Corporation") and Name (the "Executive") of TownState.

WHEREAS, the Corporation has adopted the 1998 Long Term Incentive Plan (the "Plan") for the purpose of attracting, motivating and retaining key employees by offering them long term performance-based incentives and an opportunity to acquire ownership of shares of the Corporation's common stock; and
WHEREAS, the Corporation and the Executive are parties to a 2000-2002 Long Term Performance Award Agreement, dated February 24, 2000, which they wish to terminate, effective January 31, 2001;

NOW, THEREFORE, the Executive, a key employee of the Corporation, is granted the opportunity to earn shares of common stock of the Corporation in accordance with the terms and conditions of the Plan and this Agreement.

1. Effective January 31, 2001, the 2000-2002 Long Term Performance Award Agreement between the Corporation and the Executive, dated February 24, 2000, is hereby terminated and shall be of no further force or effect.

2. During the Performance Period the Executive is granted the opportunity to earn a maximum of PerfMax shares of the common stock of the Corporation. The actual number of such shares earned by the Executive, if any, is hereinafter called the "Performance Award".

In addition, during the Retention Period, the Executive is granted the opportunity to earn an additional RetMax shares of the common stock of the Corporation. The actual number of such shares earned by the Executive, if any, is hereinafter called the "Retention Award."

3.  Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(a) "Performance Period" shall mean the period January 1, 2001, to December 31, 2002.

(b)  "Retention Period" shall mean the period January 1, 2001 to December
31, 2002.

(c) "Retirement" shall mean cessation of the Executive's employment with the Corporation or a subsidiary of the Corporation occurring on or after the Executive's sixty-second (62nd) birthday.

(d) "Cause" shall mean (i) the Executive's willful and continued failure to substantially perform assigned duties with the Corporation or its subsidiary corporations (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the Executive by the Board of Directors of the Corporation by which the Executive is employed (the "Board"), specifically identifying the manner in which the Board believes that the duties have not been substantially performed, or (ii) the Executive's willful conduct which is demonstrably and materially injurious to the Corporation or any subsidiary corporation by which the Executive is employed. For purposes of this subsection 3(d), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation and the subsidiary corporation, if any, by which the Executive is employed.

(e) "Good Reason" shall mean (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles, and reporting requirements), authority, duties or responsibilities as contemplated by any employment agreement between the Executive and the Corporation or a subsidiary of the Corporation, or any other action by the Corporation or the subsidiary corporation, if any, by which the Executive is employed which results in a diminishment in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation or such subsidiary corporation promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Corporation or the subsidiary corporation, if any, by which the Executive is employed to comply with any of the provisions of any employment agreement between the Executive and the Corporation or such subsidiary corporation, other than an insubstantial and inadvertent failure which is remedied by the Corporation or such subsidiary corporation promptly after receipt of notice thereof given by the Executive; (iii) any change not concurred in by the Executive in the location of the office at which the Executive is principally based on the date hereof, except for travel reasonably required in the performance of the Executive's responsibilities and substantially consistent with prior business travel obligations of the Executive; or (iv) any purported termination by the Corporation or the subsidiary corporation, if any, by which the Executive is employed of the Executive's employment otherwise than as permitted by any employment agreement between the Executive and the Corporation or such subsidiary corporation.

(f) "Change in Control" shall have the meaning set forth in Section 10 of the Crompton Corporation 1998 Long Term Incentive Plan (the "Plan").

(g) "Fair Market Value" shall have the meaning set forth in Section 2 (j) of the Plan

4.  Performance Award

There shall be three equally weighted, performance objectives used to determine the amount of the Performance Award, if any, earned by the Executive, as follows:

(a)  Earnings Per Share ("EPS") Objective

This objective shall be the achievement by the Corporation of cumulative EPS for the Performance Period of not less than $1.96 per common share.

The following table shows that portion of the Performance Award that may be earned by the Executive based on the cumulative EPS achieved by the Corporation during the Performance Period at three different levels:


                           Threshold          Target         Maximum

Cumulative EPS              $1.96              $2.03           $2.10

Performance
Award Earned                PerfThr           PerfTar       PerfMax1

The actual number of shares, if any, earned by the Executive shall be based upon the cumulative EPS achieved by the Corporation during the Performance Period, and except in the event that cumulative EPS for the Performance Period is equal to an amount shown in the above table, shall be determined by interpolation from the values shown in the table.

(b)  Return on Capital Employed ("ROCE") Objective

This objective shall be the achievement by the Corporation of an average annual ROCE for the Performance Period of not less than 8.50%.

The following table shows that portion of the Performance Award that may be earned by the Executive based on the average annual ROCE achieved by the Corporation during the Performance Period at three different levels:


                                   Threshold      Target        Maximum
AVG Annual
ROCE                                  8.50%        8.70%         8.90%

Performance
Award Earned                         PerfThr      PerfTar      PerfMax1

The actual number of shares, if any, earned by the Executive shall be based upon the average annual ROCE achieved by the Corporation during the Performance Period, and except in the event that the average annual ROCE for the Performance Period is equal to an amount shown in the above table, shall be determined by interpolation from the values shown in the table.

(c)  Market Capitalization ("Market Cap") Objective:

This objective shall be the achievement by the Corporation of an average annual Market Cap for the Performance Period of not less than $1.274 million.

The following table shows that portion of the Performance Award that may be earned by the Executive based on the average annual Market Cap achieved by the Corporation for the Performance Period at three different levels:


                                   Threshold       Target      Maximum
AVG Annual
Market Cap                         $1.274 MM      $1.321 MM    $1.368 MM

Performance
Award Earned                        PerfThr        PerfTar      PerfMax1

The actual number of shares, if any, earned by the Executive shall be based upon the average annual Market Cap achieved by the Corporation for the Performance Period, and except in the event that the average annual Market Cap for the Performance Period is equal to an amount shown in the above table, shall be determined by interpolation from the values shown in the table.

5.  Vesting and Payment of Performance Award

Any Performance Award earned by the Executive hereunder shall vest in the Executive and the Executive shall be entitled to receive the Performance Award only as follows:

                         50%   on    January 1, 2004
                         50%   on    January 1, 2005

Notwithstanding any other provision of this Section 5, upon the termination of the Executive's employment with the Corporation (including any subsidiary of the Corporation) on or after December 31, 2002, due to death, disability, Retirement or for any reason following a Change in Control occurring after December 31, 2002, any Performance Award theretofore earned by the Executive hereunder shall immediately become fully vested in him. Termination of the Executive's employment with the Corporation on or after December 31, 2002, for any reason other than those specified in the preceding sentence shall cause the forfeiture of any portion of a Performance Award not vested prior to the date of such termination of employment.

6.  Termination During Performance Period

(a) If the Executive's employment with the Corporation or a subsidiary of the Corporation terminates during the Performance Period because of death, disability or Retirement, the Organization, Compensation and Governance Committee of the Crompton Board (the "Committee") may, in its sole discretion, make a pro rata Performance Award to the Executive.

(b) If, following a Change in Control occurring after the date of this Agreement, the Executive's employment with the Corporation or a subsidiary of the Corporation is terminated during the Performance Period by the Executive for Good Reason or by the corporation by which the Executive is employed other than for Cause, the Executive shall become immediately vested in, and shall be promptly paid the maximum Performance Award that the Executive was eligible to earn hereunder as specified in Section 2 above.

(c) In the event that the Executive's employment with the Corporation (including any subsidiary of the Corporation) terminates during the Performance Period for any reason other than as specified in subsections 6(a) and 6(b) hereof, the Executive shall not be entitled to receive a Performance Award.

7.  Retention Award

Provided that the Executive's employment with the Corporation or a subsidiary of the Corporation continues until the last day of the Retention Period, the Executive shall be entitled to receive a Retention Award of RetMax shares, which shares shall be delivered to the Executive on or before January 31, 2003.

8.  Termination During Retention Period

(a) If the Executive's employment with the Corporation or a subsidiary of the Corporation terminates during the Retention Period because of death, disability or Retirement, the Committee may, in its sole discretion, make a pro rata Retention Award to the Executive.

(b) If following a Change in Control occurring after the date of this Agreement, the Executive's employment with the Corporation or a subsidiary of the Corporation is terminated during the Retention Period by the Executive for Good Reason or by the corporation by which the Executive is employed, other than for Cause, the Executive shall become immediately vested in, and shall promptly be paid the Retention Award described in
Section 7.

9.  Voting of Shares

After the date of any award to the Executive hereunder, and prior to the transfer to the Executive of all of the shares of the Corporation comprising the award, the Executive shall have the right to instruct the trustee of the Crompton Corporation Long Term Incentive Plan Trust (the "Trustee") as to the voting of such number of shares of the Corporation comprising the award as are held by the Trustee, together with any other shares held by the Trustee in any account which may be established hereunder by the Trustee on or after the date of the award in the name of the Executive.

10.  Certain Further Payments by the Corporation

In the event that any award paid or distributed to the Executive pursuant to this Agreement (taken together with any amounts otherwise paid or distributed to the Executive in connection with a change of control referred to in Section 280G(b)(i)) is subject to an excise tax under
Section 4999 of the Code or any successor or similar provision thereto (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount such that, after taking into account all taxes (including federal, state, local and foreign income, excise and other taxes) incurred by the Executive on the receipt of such additional amount, the Executive is left with the same after-tax amount the Executive would have been left with had no Excise Tax been imposed.

11.  At Will Employment

This Agreement does not alter the "at will" nature of the Executive's employment, which employment may be terminated at any time by the Executive or the Corporation by which the Executive is employed.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    CROMPTON CORPORATION



                                    By:
                                    Vincent A. Calarco
                                    Its:  Chairman, President and CEO


                                                Name
                                              Executive